UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2016

EARTH SCIENCE TECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-55000	45-4267181
(Commission File Number)	(IRS Employer Identification No.)

8000 NW 31st Street, Suite 19 Doral, FL	33122
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (305) 615-2118

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Asset Purchase Agreement

Effective August 22, 2016, the Registrant entered into an  asset purchse agreement to acquire substantially all of BEO ITS, Inc., a Canadian corporation (“Target”), for 225,000 common shares of the Registrant plus $9,225.00 in cash payable within 60 days of the closing.

The transfer of the assets was affected by bills of sale, assignments and assumptions of contracts, and assignments of intangible property assets, which were executed in conjunction with the asset purchase agreement.

In addition to the transfer of the assets, the Registrant engaged a principal of the Target, Dr. Michael Aube, to a five (5) year employment agreement at a base salary of Eight Nine Thousand Canadian Dollars ($89,000.00 CAD).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document
1.	Asset Purchase Agreement between the Registrant and Beo Its, Inc. dated August 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: October 25, 2017	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue
President and COO